KATTEN MUCHIN & ZAVIS
                      525 West Monroe Street   Suite 1600
                         Chicago, Illinois  60661-3693

                                August 20, 1996

VIA FEDERAL EXPRESS

Mr. Pete Williams
SUSA Partnership L.P.
6075 Poplar Avenue, Suite 229
Memphis, Tennessee  38119

               Re:  Willow Lawn, Richmond, Virginia

Dear Pete:

     In connection with the above-reference transaction, I have enclosed one fully executed copy of the Agreement of Sale. As page 6 of the Agreement was inserted by my client pursuant to Morris Kriger's request, and was never initialled by the Purchaser, please make two copies of page 6 of the Agreement, initial where indicated, and return them to me at your earliest convenience. Additionally, if the following changes to the Agreement of Sale meet with your approval, please execute the acknowledgment block below and return a copy of this letter to me via facsimile with the original to follow via overnight mail:

     1. Section 7.4 of the Agreement of Sale is hereby amended to include, within the definition of "Existing Report" the Report of Phase I Environmental Site Assessment and Limited Asbestos Survey prepared by Law Engineering as Law Engineering Project Number 523-03237-01. (I have enclosed a copy dated November 5, 1992 which I understand that you have received previously, for your convenience).

     2. The last sentence of Paragraph 16.2 is hereby deleted therefrom and inserted as Paragraph 25 of the agreement of Sale which Paragraph is entitled "Termination of Management Agreement".

     3. The reference in Paragraph 8 to August 23, 1996 is hereby deleted and August 30, 1996 is hereby inserted in lieu thereof.

     If you have any comments or questions, please feel free to call me.

                              Very truly yours,

                              /s/ Stephen J. Levy
                              ---------------------------------
                              Stephen J. Levy

SJL
Enclosure

cc:  Mr. Phillip Schechter (via facsimile)
     Daniel J. Perlman, Esq.
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ACKNOWLEDGED TO AND AGREED UPON THIS
21ST DAY OF AUGUST, 1996.

By:  /s/ James G. Williams
     --------------------------------
Name:    James G. Williams
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